Exhibit a(iv)
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                              USAA INVESTMENT TRUST

                                 AMENDMENT NO. 3
                                       TO
                FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


AMENDMENT NO. 3 to the First Amended and Restated Master Trust Agreement of USAA Investment Trust (the "Trust") dated June 2, 1995 (the "Agreement"), made as of the 22nd day of September, 2004.

                              W I T N E S S E T H:

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing signed by a majority of the then Trustees or by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

WHEREAS, A majority of the Trustees desire to amend Section 4.2 of the Agreement to delete two series of shares designated as the "Growth Strategy Fund" and the "Income Strategy Fund" and to add a new series of shares designated as the "Total Return Strategy Fund."

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. AMENDMENT TO SECTION 4.2. Section 4.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate ten Sub-Trusts; the "Precious Metals and Minerals Fund," the "Cornerstone Strategy Fund," the "International Fund," the "Growth and Tax Strategy Fund," the "Treasury Money Market Trust," the "GNMA Trust," the "World Growth Fund," the "Emerging Markets Fund," the "Balanced Strategy Fund," and the "Total Return Strategy Fund." The Precious Metals and Minerals Fund, Cornerstone Strategy Fund, International Fund, Growth and Tax Strategy Fund, Treasury Money Market Trust, GNMA Trust, World Growth Fund, Emerging Markets Fund, Balanced Strategy Fund, and Total Return Strategy Fund and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

2. EFFECTIVE DATE. This Amendment and the changes to the Agreement effected hereby shall be effective January 7, 2005.

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IN WITNESS WHEREOF, the undersigned,  constituting a majority of the Trustees of the Trust, have hereunto set their hands as of the day and year first above written.

                                                    /s/ Robert G. Davis
                                                    ----------------------------
                                                    Robert G. Davis


                                                     /s/ Christopher W. Claus
                                                    ----------------------------
                                                    Christopher W. Claus


                                                     /s/ Robert L. Mason
                                                    ----------------------------
                                                    Robert L. Mason


                                                    /s/ Michael F. Reimherr
                                                    ----------------------------
                                                    Michael F. Reimherr


                                                    /s/ Barbara B. Dreeben
                                                    ----------------------------
                                                    Barbara B. Dreeben


                                                     /s/ Laura T. Starts
                                                    ----------------------------
                                                    Laura T. Starks


                                                     /s/ Richard A. Zucker
                                                    ----------------------------
                                                    Richard A. Zucker

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STATE OF TEXAS           ss.
                         ss.
COUNTY OF BEXAR          ss.


On this 22nd day of September, 2004, personally before me appeared the above-named Robert G. Davis, Christopher W. Claus, Robert L. Mason, Michael F. Reimherr, Barbara B. Dreeben, Laura T. Starks, and Richard A. Zucker each of whom acknowledged the foregoing instrument to be his or her free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                                                    /s/ Cherie L. Black
                                                    ----------------------------
                                                    NOTARY PUBLIC

My Commission Expires:
    8-21-05
---------------------------
(Notarial Seal)

contract\it\master-t.rst\amendment3.doc

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